Exhibit 10.1

TRANSITION AGREEMENT AND GENERAL RELEASE OF CLAIMS

This Transition Agreement and General Release of Claims (“Agreement”) is entered into by and between Louis V. Pinkham (“Executive”) and Regal Rexnord Corporation (“Regal Rexnord” or the “Company”), collectively, the “Parties”.

WHEREAS, Executive has been employed by Regal Rexnord as Chief Executive Officer;

WHEREAS, the Parties mutually desire to provide for the transition of Executive from the role of Chief Executive Officer and ultimate separation from employment in an amicable way and to settle any disputes, known and unknown, in accordance with the terms and conditions set forth in this Agreement;

WHEREAS, Executive will cease to serve as Chief Executive Officer of the Company effective as of the appointment by the Board of Directors of a successor Chief Executive Officer (“Transition Date”) and will thereafter serve as an advisor to the Company through March 31, 2026 (“Termination Date”); and

WHEREAS, after Executive has accepted this Agreement by signing it below, he may revoke acceptance of this Agreement for a period of seven (7) calendar days after the date he signs it (the “Revocation Period”), as set forth in Section II.E below.  This Agreement shall become effective on the day after the expiration of the applicable Revocation Period unless Executive revokes the Agreement during the Revocation Period (the “Effective Date”).

NOW, THEREFORE, in consideration of the promises contained in this Agreement, the Parties to this Agreement agree as follows:

I.            TRANSITION AND PAYMENTS

A.         Terms of Continued Employment.  Regal Rexnord shall continue to employ Executive as Chief Executive Officer through the Transition Date at his compensation levels in effect as of the Effective Date.  Following the Transition Date and through the Termination Date, Executive shall be employed as an advisor at the same base salary as in effect as of the Effective Date and shall have such duties as may be assigned to him from time to time by Regal Rexnord.  Executive shall remain eligible for continued vesting of his equity-based awards during the period he is employed as an advisor, but shall not be eligible to participate in the Company’s annual incentive plan for 2026 and shall not receive a grant of equity-based awards during the grant cycle for 2026.  Through the Termination Date, Executive shall at all times and in all respects conform to, and comply with, the reasonable directions and instructions given to him by Regal Rexnord and shall use his best efforts to promote and serve the interests of Regal Rexnord.  Further, through the Termination Date, Executive shall refrain from taking any actions that conflict with Regal Rexnord’s interests and shall perform all his duties for Regal Rexnord with the highest duty of care.  Executive shall comply with the provisions of Regal Rexnord’s policies and procedures, including, but not limited to, all provisions concerning confidentiality and conflicts of interest.  Executive hereby resigns from the Board of Directors of Regal Rexnord and all subsidiaries and affiliates effective as of the Transition Date.

B.          Separation Benefits.  Executive’s separation from employment on the Termination Date shall be treated as a Qualifying Termination for purposes of, and as defined under, the Regal Rexnord Corporation Executive Severance Policy.  In connection therewith, subject to Section II, Executive shall be entitled to receive:

(i)
a lump sum cash payment equal to two (2) times the sum of (1) Executive’s base salary as of the Effective Date plus (2) Executive’s target annual bonus as of the Effective Date ($6,000,000 in the aggregate), payable within thirty (30) days after the effective date of the release of claims required by Section II.F.;

(ii)
a full annual bonus for the 2025 calendar year to the extent such bonus has not been paid as of the Termination Date, with such bonus based on achievement of previously established performance goals, as determined by the Board of Directors (or a subcommittee thereof) consistent with other senior executives of the Company;

(iii)
provided Executive is eligible for and timely elects COBRA continuation following the Termination Date, Executive shall continue to be eligible to participate in the health benefits plan coverage in effect at the Termination Date (or generally comparable coverage) for Executive and Executive’s eligible dependents, as the same may be changed from time to time for employees of the Company generally, as if Executive had continued in employment for up to twenty four (24) months (“Benefits Continuation Period”).  Executive shall be responsible for the payment of the employee portion of any premiums or contributions that are required during the Benefits Continuation Period and such premiums and contributions shall be made within the time period and in the amounts that other employees are required to pay to the Company for similar coverage.  Executive’s failure to pay the applicable premiums or contributions shall result in the cessation of the applicable coverage for the Executive and his or her eligible dependents.  Notwithstanding the foregoing, in the event Executive commences employment with another company at any time during the Benefits Continuation Period and becomes eligible for coverage under the plan(s) of such other company, the benefits provided under the Company’s plans shall cease.  Within thirty (30) days following Executive’s commencement of employment with another company, Executive shall provide the Company written notice of such employment and provide information to the Company regarding the group health plan benefits provided to the Executive by his new employer.  The COBRA continuation coverage period under Section 4980B of the Internal Revenue Code shall run concurrently with the continuation period described herein; and

(iv)	Accrued Benefits (as defined under the Regal Rexnord Corporation Executive Severance Policy).

For purposes of clarity, all unvested equity and long-term incentive awards that Executive holds as of the Termination Date shall be immediately forfeited as of the Termination Date.  Executive may exercise any stock options or stock appreciation rights that are vested and exercisable as of the Termination Date until the earlier of the 180th day following the Termination Date and the expiration date of the applicable award.

C.         Indemnification and Insurance.  Executive shall continue to have the rights to indemnification and insurance described in Section 3.11 of his Executive Employment Agreement with a predecessor to the Company dated as of March 12, 2019 in accordance with the terms thereof.

II.          RELEASE OF CLAIMS AND COVENANT NOT TO SUE

A.          Release.  Executive, for himself and his heirs, executors, administrators, and assigns, agrees to, and hereby does, forever release Regal Rexnord, its parent, and any affiliated organizations, and the shareholders, directors, officers, agents, insurers, attorneys, and employees of each of these organizations (“Released Parties”) from, and waives, any and all claims or causes of action, whether known or unknown, asserted or unasserted, that Executive has, had, or may have as a result of any act, failure to act, or omission of any kind on the part of the Released Parties from Executive’s date of hire up to the date he executes this Agreement. Without limiting the generality of the foregoing, this release applies to:  (a) any and all claims in any way related to Executive’s employment with Regal Rexnord or termination thereof; (b) any and all claims for additional compensation, bonuses, or benefits under any benefit plan, policy, or practice, except for those referenced in this Agreement and those benefits routinely payable under the benefit plans in which Executive participated immediately prior to termination, if any; (c) any and all claims for wrongful discharge, misrepresentation, defamation, fraudulent concealment, negligent supervision, negligent retention, negligent or intentional infliction of emotional distress, tortious interference with contractual relations, tortious interference with prospective contractual relations, restitution, payment of monies such as wages, vacation pay, and other paid time, outrageous behavior, breach of express or implied contract, promissory estoppel, breach of any implied duty of good faith, or under any other theory of recovery; (d) any and all claims under or pursuant to any other agreement; (e) any and all claims under the Family Medical Leave Act, Americans With Disabilities Act, Age Discrimination In Employment Act (“ADEA”), Older Worker Benefit Protection Act (“OWBPA”), National Labor Relations Act (“NLRA”), Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act, the Reconstruction Era Civil Rights Acts, United States Executive Orders 11246 and 11375, 42 U.S.C. Sections 1981 and 1985, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Employee Retirement Income Security Act of 1974 (“ERISA”), the Indiana Civil Rights Act, the Indiana Age Discrimination Act, the Indiana Employment Discrimination Against Disabled Persons Act, Indiana Wage Payment and Wage Claims Acts, Ind. Code Ann . §§ 22-9-1-3, 22-9-2-1, 22-9-2-2, 22-9-5-1 et seq., the Wisconsin Fair Employment Act, the Wisconsin Wage Claim and Payment Law, the Wisconsin Business Closing and Mass Layoff Law, the Wisconsin Cessation of Benefits Law, the Wisconsin Family and Medical Leave Law, the Wisconsin Personnel Records Statute, the Wisconsin Employment Peace Act, any amendments to any of the foregoing, and any state, federal, or local wage payment laws, family and/or medical leave laws, and any other federal, state or local law, statute, ordinance, rule, regulation, or executive order relating to employment and/or discrimination in employment that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner; and (f) any claims for compensatory, consequential, or punitive damages, back pay, front pay, costs, attorneys’ fees, interest, or other expenses; except an action to enforce the terms and conditions of this Agreement.  Nothing in this Agreement or this release, however, releases or waives: (i) claims arising under the above laws that might allegedly occur after the date of this Agreement or claims that cannot by law be released by private agreement; (ii) Executive’s entitlement to vested benefits under any pension or 401(k) plan or other ERISA-governed benefit plan provided by Regal Rexnord; or (iii) any rights that are provided under, or preserved by, this Agreement.  In addition, the above release does not waive claims that Executive could make, if available, for unemployment or worker’s compensation.

B.          Covenant Not to Sue.  Executive, for himself and his heirs, executors, administrators and assigns covenants and agrees not to sue or bring any action, whether federal, state, local, judicial or administrative, now or at any future time, against the Released Parties with respect to any claims released by this Agreement.  Nothing in this Agreement limits or affects Executive’s right to challenge the validity of this Agreement under the ADEA or the OWBPA, prevents Executive from communicating with, filing a charge or complaint with, providing documents or information voluntarily or in response to a subpoena or other information request to, or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission, National Labor Relations Board, the Securities and Exchange Commission, law enforcement, or any other any federal, state or local agency charged with the enforcement of any laws, or from responding to a subpoena or discovery request in court litigation or arbitration, including providing documents or any other information, or limits Executive from exercising rights under Section 7 of the NLRA or similar state law to engage in protected, concerted activity with other employees, although by signing this Agreement Executive is waiving rights to individual relief (including backpay, frontpay, reinstatement or other legal or equitable relief) in any charge, complaint, or lawsuit or other proceeding brought by Executive on Executive’s behalf by any third party, except for any right he may have to receive a payment or award from a government agency (and not any of the Released Parties) for information provided to the government agency or otherwise where prohibited.

C.          Waiver of Unknown Claims.  Executive intends that this Agreement shall bar each and every claim, demand, and cause of action hereinabove specified, whether known or unknown to him at the time of execution of this Agreement.  As a result, Executive acknowledges that he might, in the future, discover claims or facts in addition to or different from those which he now knows or believes to exist with respect to the subject matters of this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected the terms of this Agreement.  Nevertheless, Executive hereby waives any right, claim, or cause of action that might arise as a result of such different or additional claims or facts.

D.          No Pending Claims.  Executive represents and warrants that he does not:  (i) have any pending complaints, charges, or claims for relief against Regal Rexnord, or any of the Released Parties, with any local, state, or federal court or administrative agency, including, but not limited to, any worker’s compensation claim; (ii) has reported to Regal Rexnord any and all work-related injuries incurred during employment; and (iii) have a pending claim of unlawful discrimination, harassment, sexual harassment, abuse, assault, or other criminal conduct, or retaliation against Regal Rexnord or any of the Released Parties.

E.          ADEA Release.  Executive hereby acknowledges that he is knowingly and voluntarily entering into this Agreement with the purpose of waiving and releasing any claims under the ADEA, and as such, Executive acknowledges and agrees that:

(i)	this Agreement is worded in an understandable way and he has read and fully understands its terms;

(ii)	any rights or claims arising under the ADEA are waived;

(iii)	claims under the ADEA that may arise after this Agreement is executed are not waived;

(iv)	the rights and claims waived in this Agreement are in exchange for additional consideration over and above anything to which Executive was already undisputedly entitled;

(v)	Executive has been advised, in writing, by the Company to consult with an attorney prior to executing this Agreement;

(vi)
Executive has been afforded twenty-one (21) days from the date he receives this Agreement to consider its terms; provided, however, Executive may waive the full twenty-one (21) day period and sign this Agreement at an earlier date;

(vii)	any changes made to this Agreement, whether material or immaterial, will not restart the running of this twenty-one (21) day period;

(viii)	Executive acknowledges and understands that he may revoke this Agreement within seven (7) calendar days of the date on which Executive executes this document.

Should Executive wish to exercise his right to revoke this Agreement, the revocation must be in writing and must be delivered by hand or certified mail within seven (7) calendar days of the date he executes this Agreement and delivered to:

Hugo Dubovoy Jr.
Executive Vice President, General Counsel & Corporate Secretary
111 W. Michigan St
Milwaukee, WI 53203
hugo.dubovoy@regalrexnord.com

and

(ix)
this Agreement shall not become effective until the Revocation Period has passed without Executive’s revocation of the Agreement during the Revocation Period.  If Executive revokes this Agreement, Executive will be deemed not to have accepted the terms of this Agreement and Regal Rexnord will have no obligations hereunder.

F.          Termination Date Release.  Executive shall be required to re-execute and re-affirm the provisions of this Article II on or following the Termination Date as a condition to receipt of the separation benefits described herein, by his execution and delivery of the form of release attached hereto as Exhibit A within thirty (30) calendar days after the Termination Date.

III.        PROTECTIVE COVENANTS

A.          Non-Disparagement.  Executive agrees that he has not and will not make public statements (including to customers and suppliers of Regal Rexnord or to other members of the public, including on social media) that are in any way disparaging or negative towards Regal Rexnord, Regal Rexnord’s products or services, or Regal Rexnord’s representatives or employees.  However, nothing in this Agreement or elsewhere prohibits Executive from fully and candidly discussing Company matters with a governmental agency or from enforcing Executive’s rights that are described in this Agreement.

B.          Non-Disclosure Obligations.  Notwithstanding anything in Article IV, Paragraph K below that might otherwise be construed to the contrary, Executive agrees, for consideration provided herein to abide by the provisions of his “Employee Innovation and Proprietary Information Agreement” (“EIPIA”) with the Company.

C.          Protective Covenants.  Notwithstanding anything in Article IV, Paragraph K below that might otherwise be construed to the contrary, Executive agrees, for consideration provided herein to abide by the provisions of the “Non-Competition, Non-Solicitation and Non-Interference Agreement” with the Company.

IV.        MISCELLANEOUS

A.          No Additional Payments.  Executive is not owed nor shall he accrue or be entitled to receive any other wages, salary, benefits, bonuses, fees, stock options, commissions, or any other form of benefits, compensation, or remuneration of any kind from Regal Rexnord and/or the Released Parties, with the exception of those set forth above.

B.          Return of Company Property.  Executive represents and agrees that on or before the Termination Date, Executive will return to Regal Rexnord all the Company property within Executive’s possession or control, including, but not limited to, mobile devices (and spare parts), keys, computers and peripheral equipment, software, automobiles, equipment, customer lists, forms, plans, documents, and other written and computer material, and copies of the same, belonging to Regal Rexnord or its affiliates, or any of their customers, and Executive will not at any time copy or reproduce the same.

C.          No Assignment.  Executive hereby represents and warrants that Executive has not assigned or otherwise transferred to any other person or entity any interest in any claim, demand, action, and/or cause of action Executive has, or may have, or may claim to have against any Released Party.  Executive agrees to indemnify and hold harmless all of the Released Parties from any and all injuries, harm, damages, costs, losses, expenses, and/or liability, including reasonable attorneys’ fees and court costs, incurred as a result of any claims or demands which may hereafter be asserted against any such Released Parties by, through, or by virtue of an assignment or other transfer by Executive.

D.         Cooperation.  Executive agrees to cooperate fully with Regal Rexnord to facilitate an orderly transition of his job responsibilities.  Executive also agrees to cooperate with Regal Rexnord regarding any pending, or subsequently filed, litigation, claims, or other dispute involving Regal Rexnord that relate to matters within the knowledge or responsibility of Executive during his employment with Regal Rexnord.  Without limiting the foregoing, Executive agrees (i) to meet with Regal Rexnord representatives, its counsel, or other designees at mutually convenient times and places with respect to any items within the scope of this provision; (ii) to provide truthful testimony regarding same to any court, agency, or other adjudicatory body; and (iii) to provide Regal Rexnord with notice of contact by any adverse party or such adverse party’s representative except as may be required by law.  Regal Rexnord will reimburse Executive for all reasonable out-of-pocket expenses that are authorized by Regal Rexnord before being incurred in connection with the cooperation described in this paragraph.

E.          No Admission of Liability.  This Agreement, the offer of this Agreement, and compliance with this Agreement shall not constitute or be construed as an admission by the Released Parties, or any of them individually, of any wrongdoing or liability of any kind or an admission by any party (Executive or Released Parties).  This Agreement shall not be admissible in any judicial, administrative, or other proceeding or cause of action as an admission of liability or for any purpose other than to enforce the terms of this Agreement.

F.          Contractual Agreement: Governing Law.  The parties agree that the terms of this Agreement are contractual in nature and not merely recitals and shall be governed and construed in accordance with the laws of the State of Wisconsin, without regard to principles of conflicts of law.  The parties further agree that should any part of this Agreement be declared or determined by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the parties intend that the legality, validity, and enforceability of the remaining parts shall not be affected thereby, and said illegal, invalid, or unenforceable part shall be deemed not to be a part of this Agreement.  The forum and venue to decide any disputes arising under this Agreement shall be a court of competent jurisdiction in Wisconsin.  Executive consents to the jurisdiction of the courts located in Wisconsin over him and waives any and all objections to the exercise of jurisdiction over him by such court.  Regal Rexnord and Executive hereby waive any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.  If either party believes they will suffer irreparable harm as a result of breach of this Agreement, the party can seek immediate injunctive relief.

G.         Successors.  This Agreement shall be binding upon and the benefits shall inure to Executive and Executive’s heirs, and to the Company and its successors and assigns.

H.         Waivers.  No waiver of any of the terms of this Agreement shall be valid unless in writing and signed by the party to this Agreement against whom such waiver is sought to be enforced.  The waiver by any party hereto of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party, nor shall any waiver operate or be construed as a rescission or revocation of this Agreement.

I.          Notices.  All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed to have been delivered on the date personally delivered or on the date deposited in a receptacle maintained by the United States Postal Service for such purpose, postage prepaid, by certified mail, return receipt requested, and addressed as follows:

If to the Company:

Hugo Dubovoy Jr.
Executive Vice President, General Counsel & Corporate Secretary
111 W Michigan St
Milwaukee, WI 53203
hugo.dubovoy@regalrexnord.com

If to Executive:  at the address on file with the Company.

Either party hereto may designate a different address by providing written notice of such new address to the other party hereto.

J.          Severability.  Each of Executive’s obligations under this Agreement shall be considered a separate and severable obligation.  If a court determines that a restriction in this Agreement cannot be enforced as written due to an overbroad limitation (such as time, geography, or scope of activity), the parties agree that the court shall reform or modify the restrictions or enforce the restrictions to such lesser extent as is allowed by law.  If, despite the foregoing, any provision contained in this Agreement is determined to be void or unenforceable, in whole or in part, then the other provisions of this Agreement will remain in full force and effect.

K.         Entire Agreement.  Executive agrees that in executing this Agreement, Executive does not rely and has not relied on any document, representation, or statement, whether written or oral, other than those specifically set forth in this Agreement.  Except where otherwise expressly provided for herein, the parties agree that this Agreement constitutes the entire agreement between Executive and the Company, supersedes any and all prior agreements or understandings, written or oral, pertaining to the subject matter of this Agreement, and contains all the covenants and agreements in any manner whatsoever between the parties with respect to such matters.  No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist.  This Agreement cannot be changed or terminated orally, but may be changed only through written addendum executed by both parties.

L.         Mutual Drafting.  The wording in this Agreement was reviewed and accepted by all parties after reasonable time to review with legal counsel, and no party shall be entitled to have any wording of this Agreement construed against the other party as the drafter of the Agreement in the event of any dispute in connection with this Agreement.

M.         Understanding of Agreement.  Executive declares that the terms of this Agreement have been completely read, are fully understood, and are voluntarily accepted, after complete consideration of all facts and Executive’s legal rights, of which Executive has been fully advised by Executive’s attorney, to the extent he sought his attorney’s advice, for the purpose of making a full and final compromise, adjustment and settlement of any and all claims, disputed or otherwise, that Executive may have against the Released Parties.

N.          Counterparts.  This Agreement may be executed in multiple counterparts each of which shall be deemed to be one and the same instrument.  Each party hereto confirms that any facsimile copy of such party’s executed counterpart of this Agreement shall be deemed to be an executed original thereof.

O.         Affiliates.  For purposes of this Agreement, an “affiliate” of the Company is any entity controlling, controlled by, or under common control with the Company.

P.          Tax Matters.  The Company shall be entitled to withhold taxes with respect to the payments hereunder as required by applicable law.  The Company makes no representations regarding the taxability or legal effect of the payment described herein, and Executive is not relying on any statement or representation of the Company in this regard.  Executive will be solely responsible for the payment of any taxes and penalties assessed against Executive with respect to the payments made hereunder and will defend, indemnify and hold the Company free and harmless from and against any claims relating to such taxation.  The Company shall issue to Executive an IRS Form W-2 for the payments herein.

PLEASE READ CAREFULLY. THIS AGREEMENT CONTAINS A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

EXECUTIVE ACKNOWLEDGES AND AGREES THAT HE HAS BEEN ADVISED THAT THIS AGREEMENT IS A BINDING AND LEGAL DOCUMENT. EXECUTIVE FURTHER AGREES THAT HE HAS HAD AT LEAST TWENTY-ONE (21) DAYS TO REVIEW THE PROVISIONS OF THIS AGREEMENT AND HAS BEEN ADVISED TO SEEK LEGAL ADVICE REGARDING ALL ITS ASPECTS, AND THAT IN EXECUTING THIS AGREEMENT, EXECUTIVE HAS ACTED VOLUNTARILY AND HAS NOT RELIED UPON ANY REPRESENTATION MADE BY THE COMPANY OR ANY OF ITS EMPLOYEES OR REPRESENTATIVES REGARDING THIS AGREEMENT’S SUBJECT MATTER AND/OR EFFECT. EXECUTIVE HAS READ AND FULLY UNDERSTANDS THIS AGREEMENT AND VOLUNTARILY AGREES TO ITS TERMS.

IN WITNESS WHEREOF, the parties have executed this Agreement as follows:

REGAL REXNORD CORPORATION,

by	/s/ Hugo Dubovoy, Jr.
	Name:	Hugo Dubovoy, Jr.
	Title:	EVP, General Counsel & Corporate Secretary

/s/ Louis V. Pinkham
Louis V. Pinkham

October 27, 2025
Date

EXHIBIT A

TERMINATION DATE RELEASE

This General Release of Claims (this “Release”) is delivered by Louis V. Pinkham (“Executive”) as of the date set forth below in connection with the Transition Agreement and General Release of Claims between Executive and Regal Rexnord Corporation (the “Company”), dated as of October ____, 2025 (the “Transition Agreement”), and in connection with Executive’s separation from employment with the Company.  Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Transition Agreement.

A.          Release.  Executive, for himself and his heirs, executors, administrators, and assigns, agrees to, and hereby does, forever release Regal Rexnord, its parent, and any affiliated organizations, and the shareholders, directors, officers, agents, insurers, attorneys, and employees of each of these organizations (“Released Parties”) from, and waives, any and all claims or causes of action, whether known or unknown, asserted or unasserted, that Executive has, had, or may have as a result of any act, failure to act, or omission of any kind on the part of the Released Parties from Executive’s date of hire up to the date he executes this Release. Without limiting the generality of the foregoing, this release applies to:  (a) any and all claims in any way related to Executive’s employment with Regal Rexnord or termination thereof; (b) any and all claims for additional compensation, bonuses, or benefits under any benefit plan, policy, or practice, except for those referenced in the Transition Agreement and those benefits routinely payable under the benefit plans in which Executive participated immediately prior to termination, if any; (c) any and all claims for wrongful discharge, misrepresentation, defamation, fraudulent concealment, negligent supervision, negligent retention, negligent or intentional infliction of emotional distress, tortious interference with contractual relations, tortious interference with prospective contractual relations, restitution, payment of monies such as wages, vacation pay, and other paid time, outrageous behavior, breach of express or implied contract, promissory estoppel, breach of any implied duty of good faith, or under any other theory of recovery; (d) any and all claims under or pursuant to any other agreement; (e) any and all claims under the Family Medical Leave Act, Americans With Disabilities Act, Age Discrimination In Employment Act (“ADEA”), Older Worker Benefit Protection Act (“OWBPA”), National Labor Relations Act (“NLRA”), Title VII of the Civil Rights Act of 1964, as amended, the Equal Pay Act, the Reconstruction Era Civil Rights Acts, United States Executive Orders 11246 and 11375, 42 U.S.C. Sections 1981 and 1985, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Employee Retirement Income Security Act of 1974, the Indiana Civil Rights Act, the Indiana Age Discrimination Act, the Indiana Employment Discrimination Against Disabled Persons Act, Indiana Wage Payment and Wage Claims Acts, Ind. Code Ann . §§ 22-9-1-3, 22-9-2-1, 22-9-2-2, 22-9-5-1 et seq., the Wisconsin Fair Employment Act, the Wisconsin Wage Claim and Payment Law, the Wisconsin Business Closing and Mass Layoff Law, the Wisconsin Cessation of Benefits Law, the Wisconsin Family and Medical Leave Law, the Wisconsin Personnel Records Statute, the Wisconsin Employment Peace Act, any amendments to any of the foregoing, and any state, federal, or local wage payment laws, family and/or medical leave laws, and any other federal, state or local law, statute, ordinance, rule, regulation, or executive order relating to employment and/or discrimination in employment that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any

2

manner; and (f) any claims for compensatory, consequential, or punitive damages, back pay, front pay, costs, attorneys’ fees, interest, or other expenses; except an action to enforce the terms and conditions of the Transition Agreement.  Nothing in this Agreement or this release, however, releases or waives: (i) claims arising under the above laws that might allegedly occur after the date of this Agreement or claims that cannot by law be released by private agreement; (ii) Executive’s entitlement to vested benefits under any pension or 401(k) plan or other ERISA-governed benefit plan provided by Regal Rexnord; or (iii) any rights that are provided under, or preserved by, the Transition Agreement.  In addition, the above release does not waive claims that Executive could make, if available, for unemployment or worker’s compensation.

B.          Covenant Not to Sue.  Executive, for himself and his heirs, executors, administrators and assigns covenants and agrees not to sue or bring any action, whether federal, state, local, judicial or administrative, now or at any future time, against the Released Parties with respect to any claims released by this Release.  Nothing in this Release limits or affects Executive’s right to challenge the validity of this Release under the ADEA or the OWBPA, prevents Executive from communicating with, filing a charge or complaint with, providing documents or information voluntarily or in response to a subpoena or other information request to, or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission, National Labor Relations Board, the Securities and Exchange Commission, law enforcement, or any other any federal, state or local agency charged with the enforcement of any laws, or from responding to a subpoena or discovery request in court litigation or arbitration, including providing documents or any other information, or limits Executive from exercising rights under Section 7 of the NLRA or similar state law to engage in protected, concerted activity with other employees, although by signing this Release Executive is waiving rights to individual relief (including backpay, frontpay, reinstatement or other legal or equitable relief) in any charge, complaint, or lawsuit or other proceeding brought by Executive on Executive’s behalf by any third party, except for any right he may have to receive a payment or award from a government agency (and not any of the Released Parties) for information provided to the government agency or otherwise where prohibited.

C.          Waiver of Unknown Claims.  Executive intends that this Release shall bar each and every claim, demand, and cause of action hereinabove specified, whether known or unknown to him at the time of execution of this Release.  As a result, Executive acknowledges that he might, in the future, discover claims or facts in addition to or different from those which he now knows or believes to exist with respect to the subject matters of this Release and which, if known or suspected at the time of executing this Release, may have materially affected the terms of this Release.  Nevertheless, Executive hereby waives any right, claim, or cause of action that might arise as a result of such different or additional claims or facts.

D.          No Pending Claims.  Executive represents and warrants that he does not:  (i) have any pending complaints, charges, or claims for relief against Regal Rexnord, or any of the Released Parties, with any local, state, or federal court or administrative agency, including, but not limited to, any worker’s compensation claim; (ii) has reported to Regal Rexnord any and all work-related injuries incurred during employment; and (iii) have a pending claim of unlawful discrimination, harassment, sexual harassment, abuse, assault, or other criminal conduct, or retaliation against Regal Rexnord or any of the Released Parties.

3

E.          ADEA Release.  Executive hereby acknowledges that he is knowingly and voluntarily entering into this Release with the purpose of waiving and releasing any claims under the ADEA, and as such, Executive acknowledges and agrees that:

(i)	this Release is worded in an understandable way and he has read and fully understands its terms;

(ii)	any rights or claims arising under the ADEA are waived;

(iii)	claims under the ADEA that may arise after this Release is executed are not waived;

(iv)	the rights and claims waived in this Release are in exchange for additional consideration over and above anything to which Executive was already undisputedly entitled;

(v)	Executive has been advised, in writing, by the Company to consult with an attorney prior to executing this Release;

(vi)
Executive has been afforded twenty-one (21) days from the date he receives this Release to consider its terms; provided, however, Executive may waive the full twenty-one (21) day period and sign this Release at an earlier date;

(vii)	any changes made to this Release, whether material or immaterial, will not restart the running of this twenty-one (21) day period;

4

(viii)	Executive acknowledges and understands that he may revoke this Release within seven (7) calendar days of the date on which Executive executes this document (the “Revocation Period”).

Should Executive wish to exercise his right to revoke this Release, the revocation must be in writing and must be delivered by hand or certified mail within seven (7) calendar days of the date he executes this Release and delivered to:

Hugo Dubovoy Jr.
Executive Vice President, General Counsel & Corporate Secretary
111 W. Michigan St
Milwaukee, WI 53203
hugo.dubovoy@regalrexnord.com

and

(ix)
this Release shall not become effective until the Revocation Period has passed without Executive’s revocation of the Release during the Revocation Period.  If Executive revokes this Release, Executive will be deemed not to have accepted the terms of the Agreement and Regal Rexnord will have no obligations thereunder.

Louis V. Pinkham

Date

5